UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2010

CB RICHARD ELLIS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	000-53200	56-2466617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 Hulfish Street, Suite 280, Princeton, NJ 08542

(Address of principal executive offices)

(609) 683-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Risk Factor

The following disclosure reflects changes to a previously disclosed risk factor contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009:

If the Company does not meet its REIT distribution requirements the Company will fail to qualify as a REIT, and the Company may be forced to borrow funds to make distributions necessary to meet our minimum REIT distribution requirements or to make distributions necessary to avoid U.S. federal income and excise taxes.

As a REIT, the Company generally must distribute at least 90% of its annual net taxable income (excluding net capital gains) to its shareholders and the Company is subject to regular corporate income tax to the extent that the Company distributes less than 100% of its annual net taxable income. In addition, the Company is subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by it in any calendar year are less than the sum of 85% of the Company’s ordinary income, 95% of the Company’s capital gain net income and 100% of the Company’s undistributed income from prior years. In order to make distributions necessary to qualify as a REIT and avoid the payment of income and excise taxes, the Company may need to borrow funds on a short-term, or possibly long-term, basis, use proceeds from its current public offering or future public offerings, or sell properties, even if the then prevailing market conditions are not favorable for borrowings or sales. The Company’s need for cash to make distributions could result from, among other things, a difference in timing between the actual receipt of cash and inclusion of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves and the repayment of indebtedness.

In order for distributions to be deductible for U.S. federal income tax purposes and count towards the Company’s distribution requirement, they must not be “preferential dividends.” A distribution will not be treated as preferential if it is pro rata among all outstanding shares of stock within a particular class. IRS guidance, however, allows a REIT to offer shareholders participating in its dividend reinvestment program (“DRIP”) up to a 5% discount on shares purchased through the DRIP without treating such reinvested dividends as preferential. The Company’s DRIP offers a 5% discount. In 2007, 2008 and the first two quarters of 2009, common shares issued pursuant to the Company’s DRIP were treated as issued as of the first day following the close of the quarter for which the distributions were declared, and not on the date that the cash distributions were paid to shareholders not participating in the Company’s DRIP. Because the Company declares dividends on a daily basis, including with respect to common shares issued pursuant to its DRIP, the IRS could take the position that distributions paid by the Company during these periods were preferential on the grounds that the discount provided to DRIP participants effectively exceeded the authorized 5% discount or, alternatively, that the overall distributions were not pro rata among all shareholders. In addition, in the years 2007 through 2009 the Company paid certain individual retirement account (“IRA”) custodial fees in respect of IRA accounts that invested in the Company’s common shares. The payment of certain of such amounts could be treated as dividend distributions to the IRAs, and therefore as preferential dividends as such amounts were not paid in respect of the Company’s other outstanding common shares. Although the Company believes that the effect of the operation of its DRIP and the payment of such fees was immaterial, the REIT rules do not provide an exception for de minimis preferential dividends.

Accordingly, the Company submitted a request to the IRS for a closing agreement under which the IRS would grant the Company relief for preferential dividends that may have been paid as a result of the manner in which the Company operated its DRIP and in respect of the Company’s payment of certain of such custodial fees. There can be no assurance that the IRS will accept the Company’s proposal for a closing agreement. Even if the IRS accepts the proposal, the Company may be required to pay a fine if the IRS were to view the prior operation of its DRIP or the payment of such fees as preferential dividends. The Company cannot predict whether such a penalty would be imposed or, if so, the amount of the penalty. If the IRS does not agree to the Company’s proposal for a closing agreement and treats the foregoing amounts as preferential dividends, the Company may be able to rectify its failure to meet the REIT distribution requirements for a year by paying “deficiency dividends,” which would be paid in respect of all of its common shares pro rata and which would be included in the Company’s deduction for dividends paid in the prior years. If required, such deficiency dividends could be as much as approximately $22 million. In such a case, the Company would be able to avoid losing its qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, the Company would be required to pay an interest-like penalty based on the amount of its deficiency dividends. Amounts paid as deficiency dividends should generally be treated as taxable income for U.S. federal income tax purposes.

Forward Looking Statements

Certain statements contained in this Current Report on Form 8-K include forward-looking statements. Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to the Company. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to the Company’s common shares, along with the following factors that could cause actual results to vary from its forward-looking statements:

¡	national, regional and local economic climates;

¡	the continued volatility and disruption of capital and credit markets;

¡	changes in supply and demand for office, retail, industrial, and multi-family residential properties;

¡	adverse changes in the real estate markets, including increasing vacancy, decreasing rental revenue and increasing insurance costs;

¡	availability and credit worthiness of prospective tenants;

¡	the Company’s ability to maintain rental rates and maximize occupancy;

¡	the Company’s ability to identify acquisitions;

¡	the Company’s pace of acquisitions and/or dispositions of properties;

¡	the Company’s corporate debt ratings and changes in the general interest rate environment;

¡	availability of capital (debt and equity);

¡	the Company’s ability to refinance existing indebtedness or incur additional indebtedness;

¡	unanticipated increases in financing and other costs, including a rise in interest rates;

¡	the actual outcome of the resolution of any conflict;

¡	the Company’s ability to successfully operate acquired properties;

¡	availability of and ability to retain qualified personnel;

¡	CBRE Advisors LLC remaining as the Company’s Investment Advisor;

¡	future terrorist attacks in the United States or abroad;

¡

the Company’s ability to satisfy complex rules in order for it to qualify as a REIT for U.S. federal income tax purposes and its operating partnership’s ability to satisfy the rules in order for it to qualify as a partnership for U.S. federal income tax purposes;

¡	foreign currency fluctuations;

¡	accounting principles and policies and guidelines applicable to REITs;

¡	legislative or regulatory changes adversely affecting REITs and the real estate business;

¡	environmental, regulatory and/or safety requirements; and

¡	other factors discussed under the “Risk Factor” section of this Current Report on Form 8-K.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise. The Company refers you to the documents filed by it from time to time with the Securities and Exchange Commission, which discuss these and other factors that could adversely affect the Company’s results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS REALTY TRUST

April 19, 2010	By:	/S/ JACK A. CUNEO
	Name:	Jack A. Cuneo
	Title:	President and Chief Executive Officer

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